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                                                                    Exhibit (ii)

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            CERTIFICATE OF FORMATION

                                       OF

                        BACAP TECHNOLOGY HEDGE FUND, LLC

1. The name of the limited liability company is: BACAP Technology Hedge Fund, LLC (the "Company").

2. Paragraph First of the Certificate of Formation is hereby amended to change the name of the Company from "BACAP Technology Hedge Fund, LLC" to "BACAP Technology Fund, LLC" so that it shall henceforth read in its entirety as follows:

                  "FIRST: The name of the limited liability company is: BACAP Technology Fund, LLC"

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Formation of the Company this 21st day of March, 2002.

                                BACAP TECHNOLOGY HEDGE FUND, LLC


                                               By:    /s/ Craig A. Fisher
                                                      -------------------
                                               Name:  Craig A. Fisher
                                               Title: Authorized Person